                                                                    EXHIBIT 4.29

                       [Translated from Chinese original]

                               FRAMEWORK AGREEMENT

The Framework Agreement is entered into as of the date of September 10, 2007 in Beijing, the People's Republic of China (the "PRC") by and among the following parties:

PARTY A: FORTUNE SOFTWARE (BEIJING) CO, LTD.
Registered Address: Room 626, Beijing Hangtian Jingmi Mansion, No. 30 Haidian Nanlu Road, Haidian District, Beijing, the PRC

PARTY B: CHEN WU
Address: Room 616, Tower A, COFCO Plaza, No. 8, Jiangguomennei Avenue, Beijing, the PRC
ID No.: 110108491204891

PARTY C: WANG JUN
ADDRESS: FLOOR 9, TOWER C, CORPORATE SQUARE, NO. 35 FINANCIAL STREET, XICHENG DISTRICT, Beijing, the PRC
ID No. :370102197012163311

PARTY D: BEIJING GLORY CO, LTD.
Address: Room 621, Beijing Hangtian Jingmi Mansion, No. 30 Haidian Nanlu Road, Haidian District, Beijing, the PRC

Party A, Party B, Party C and Party D will each be referred to as a "Party" and collectively referred to as the "Parties."

WHEREAS:

1. Party B is the current shareholder of Party D which has made registrations at the Administration of Industry and Commerce authorities, and holding 55% shares in Party D;

2. Party D is a limited liability company duly organized and validly existing under the laws of the PRC;

3. Party A is a limited liability company duly organized and validly existing under the laws of the PRC;

4. To finance the investment by Party B in Party D, Party A has entered into the Loan Agreement with Party B on September 1, 2007, providing Party B with loans of RMB 550,000. Pursuant to the Loan Agreement, Party B has invested the full amount of the Loan in Party D's registered capital;

5.   Party B intends to transfer its shares in Party D to Party C; and

6. Party C intends to enter into a loan agreement with Party A and get loan from Party A as the purchase price paid to Party B.

                                                             FRAMEWORK AGREEMENT

THEREFORE, in accordance with the principle of sincere cooperation, mutual benefit and joint development, through friendly negotiation, the Parties hereby enter into the following agreements:

                            ARTICLE 1. SHARE TRANSFER

1.1 The Parties agree that Party B shall enter into a Share Transfer Agreement with Party C ("Exhibit 1").

1.2 For the purpose of this Agreement, the Completion Day referred to herein shall mean the date of completing the procedures of changing the registration of Party D's shares at the industry and commerce authorities(the "Completion Day"). From the Completion Day of shares transfer, Party C shall replace Party B to enjoy all the rights and perform all the obligations in relations to the Party B's transferred shares in Party D.

1.3 The Parties shall take all the necessary actions to assist Party C and Party D in completing all the necessary procedures of shares transfer until the Completion Day.

                          ARTICLE 2. LOAN ARRANGEMENTS

2.1 The purchase price of shares held by Party B, purchased by Party C shall be contributed in full amount by Party A. Without the consent of Party A, Party C shall not use such Loan for the purposes other than paying for the shares purchase price. Party C shall enter into a loan agreement with Party A to the satisfaction of Party A, in accordance with the content and form specified in Exhibit 2 attached hereto.

2.2 Party A agrees to offer the Loan to Party C after the execution of the loan agreement with Party C, in accordance with the terms and conditions stated herein.

                         ARTICLE 3. REPAYMENT OBLIGATION

3.1 Party B agrees to contribute its entire income obtained from selling the shares in Party D in accordance with the Agreement, to perform its repayment obligations to Party A under the Loan Agreement. The Loan Agreement between Party B and Party A will be terminated when Party B pays off all the loans in accordance with Article 4.2 hereof.

                    ARTICLE 4. PAYMENT AND OBLIGATION SET-OFF

4.1 In accordance with the Share Transfer Agreement, the Parties agree that the share purchase price shall be paid by Party C to Party B directly on the Completion Day; the Loan Agreement between Party A and Party B provides that Party B may repay the loan by transferring its shares in Party D to Party A or a third party designated by Party A to the extent permitted by PRC laws; and the contemplated Loan Agreement to be entered into between Party A and Party C provides that Party A will pay Party C the price for acquiring Party B's shares. The Parties agree, the payment obligation of Party C to Party B for the share purchase price under the Shares Transfer Agreement, the repayment obligation of Party B under the Loan Agreement between Party A and Party B, and loan extended by Party A under the Loan Agreement between Party A and Party C, will set off one another. Upon the completion of the aforesaid set-off , Party C is not required to make any

                                                             FRAMEWORK AGREEMENT

     other payments to Party B for the purpose of paying for the purchase price; Party B is not required to make any other payments to Party A for the purpose of repaying the loan; and Party A is not required to offer any loan to Party C.

4.2 Notwithstanding the foregoing, when the set-off is completed, Party B shall issue a receipt to Party C for all purchase price it received ("Party B's receipt" attached hereto as Exhibit 3 ), and shall expressly acknowledge Party C's payment obligation under the Share Transfer Agreement has been fulfilled. Party A shall immediately issue a receipt to Party B for the entire loan principal it received ("Party A's receipt", attached hereto as Exhibit 4) after Party B issued the aforesaid party B's receipt, and shall expressly acknowledge Party B's payment obligation under the Loan Agreement has been fulfilled. Party C shall issue immediately a receipt to Party A for the entire loan principal it received ("Party C's receipt", attached hereto as Exhibit 5) after Party B issued the aforesaid party B's receipt and Party A has issued the aforesaid Party A's receipt, and shall expressly acknowledge Party A's payment obligation under the Loan Agreement has been fulfilled out.

                           ARTICLE 5. CONFIDENTIALITY

Without prior approval of the parties, any party shall keep confidential the content of the Agreement, and shall not disclose to any other person the content of the agreement or make any public disclosure of the content hereof. However, the article does not make any restrictions on (i) any disclosure made in accordance with relevant laws or regulations of any stock exchange; (ii) any disclosed information which may be obtained through public channels, and is not caused so by the defaulting of the disclosing party; (iii) any disclosure to shareholders, legal consultants, accountants, financial consultants and other professional consultants of any parties.

                             ARTICLE 6. NOTIFICATION

6.1 Any notice, request, requirement and other correspondences required by the agreement or made in accordance with the agreement, shall be made in written form and sent to the addresses of the parties first above written herein.

6.2 Notices hereunder shall be sent to the other party's address and/or number, by ways of personal delivery, prepaid registered airmail, acknowledged carrier or fax. Such notices shall be deemed to have been effectively given on the following dates: (1) notices delivered by person shall be deemed to have been effectively served on the date of personal delivery; (2) notices sent by prepaid registered airmail shall be deemed to have been effectively served on the seventh day after the day they were delivered for mailing (as indicated by the postmark); (3) notices sent by courier service shall be deemed to have been effectively served on the third day after they were delivered to an acknowledged courier; (4) notices sent by facsimile shall be deemed to have been effectively served on the first working day after being transmitted.

                          ARTICLE 7. DISPUTE RESOLUTION

7.1 Any dispute arises from the interpretation or performance of terms hereof by the parties, shall be settled through friendly consultation. If the parties fail to make an written agreement after consultation, the dispute shall be submitted for arbitration in accordance with the agreement. The arbitration shall be final and exclusive. Unless otherwise expressly stipulated herein, any party waives expressly its right to submit a dispute to court for a legal action, and the waiver is irrevocable.

                                                             FRAMEWORK AGREEMENT

7.2 The arbitration shall be submitted to China International Economic and Trade Arbitration Committee ("Arbitration Committee") to be arbitrated in accordance with then-in-force arbitration rules. The place of arbitration shall be Beijing. Unless otherwise stipulated in the arbitration award, the arbitration fee (including reasonable attorney fees and expenses) shall be borne by the losing party.

                            ARTICLE 8. MISCELLANEOUS

8.1 The failure or delay of any party hereof to exercise any right hereunder shall not be deemed as a waiver thereof, nor any single or partial exercise of any right preclude further exercise thereof in future by the party.

8.2 The headings of articles herein are provided for the purpose of index. Such headings shall in no event be used or affected interpretations of the terms herein.

8.3 The conclusion, effectiveness, interpretation of the agreement and the settlement of disputes in connection therewith, shall be governed by laws of People's Republic of China.

8.4 Each party hereunder concludes the agreement with legal purpose. Each term hereof is severable and independent from the others. If at any time one or more of such terms is or becomes invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining terms hereof shall not in any way be affected thereby; and the parties shall make every endeavor to negotiate and arrive at new terms to substitute the invalid, illegal and unenforceable terms, and preserve as near as possible business purposes of the original terms.

8.5 Upon the effectiveness of the agreement, the parties shall fully perform the agreement. Any modifications of the agreement shall only be effective in written form, through consultations of the Parties, and obtained necessary authorization and approval by Party A, Party D and Party B respectively.

8.6 Matters not covered in the agreement shall be dealt with in a supplementary agreement, and annexed hereto. The supplementary agreement shall have the same legal force as the agreement.

8.7 The agreement is executed in four original copies, and are equally authentic. Each party hereto shall hold one copy.

8.8  The agreement shall be effective upon execution.

(The reminder of this page is intentionally left blank.)

                                                             FRAMEWORK AGREEMENT

                                    Exhibit 1

                            Share Transfer Agreement

                                                             FRAMEWORK AGREEMENT

                                    Exhibit 2

                                 Loan Agreement

                                                             FRAMEWORK AGREEMENT

                                    Exhibit 3

                                 Party B Receipt

                                                             FRAMEWORK AGREEMENT

                                    Exhibit 4

                                 Party A Receipt

                                                             FRAMEWORK AGREEMENT

                                    Exhibit 5

                                 Party C Receipt

                                                             FRAMEWORK AGREEMENT

[Signature page, no body text]

The Frame Agreement is executed by the following parties:

Party A:
Seal:
Authorized Representative (signature):



Party B:
(signature):



Party C:
(signature):



Party D:
Seal:
Authorized Representative (signature):